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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated February 5, 1999 in the Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-59353) and Post-Effective Amendment No. 39 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-2753) on Form N-1A and the related Statement of Additional Information accompanying the Prospectus of the SBL Fund.

                                                               Ernst & Young LLP

Kansas City, Missouri
May 24, 1999